UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2012
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120-0748
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 2, 2012, Taylor Devices, Inc. held its Annual Meeting of Shareholders.  The shareholders of Taylor Devices, Inc. Common Stock elected Richard G. Hill and John Burgess as Class 2 directors, to serve a three-year term expiring in 2015.

1,616,791 shares were voted for Mr. Hill and 99,432 shares were withheld.

1,658,083 shares were voted for Mr. Burgess and 58,140 shares were withheld.

The second matter voted upon at the meeting was the ratification of the selection of Lumsden & McCormick, LLP as the independent registered public accounting firm for fiscal year 2013.

2,852,565 shares were voted for Lumsden & McCormick; LLP, 58,635 shares were voted against; and 9,461 shares abstained.

The third matter voted upon was the approval and adoption of the 2012 Taylor Devices, Inc. Stock Option Plan.

1,493,071 shares were voted for the 2012 Taylor Devices, Inc. Stock Option Plan; 219,239 shares were voted against; and 3,913 shares abstained.

Item 8.01 Other Events

On November 2, 2012, the Board of Directors of the Registrant voted unanimously to continue the share repurchase agreement, authorized by the Board in 2010, with Merrill Lynch, Pierce, Fenner & Smith Incorporated  ("MLPF&S") under which the Company repurchases shares of its common stock.  The Company has designated $419,815 of cash on hand as available for open-market purchases. To date, a total of 15,600 shares have been purchased at an average price per share of $5.14.  Repurchases are made by MLPF&S for the benefit of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)

Date: November 7, 2012	By: /s/ Douglas P. Taylor
Douglas P. Taylor, President and Chief Executive Officer